                                                                   EXHIBIT B-3.6



[AEP LOGO]



                             AMERICAN ELECTRIC POWER
                               SERVICE CORPORATION





                                 COST ALLOCATION

                             POLICIES AND PROCEDURES






                             POST MERGER - YEAR 2000

                   American Electric Power Service Corporation

                                 Cost Allocation

                             POLICIES AND PROCEDURES

                                TABLE OF CONTENTS


OVERVIEW  _________________________________________________________________    3

WORK ORDER ACCOUNTING _____________________________________________________    4

SERVICE REQUEST GUIDELINES  _______________________________________________    7

    ACTIVITY REQUEST CHANGE FORM  _________________________________________    7

    PROJECT ID REQUEST FORM    ____________________________________________    8

ATTRIBUTION BASES  ________________________________________________________    9

CONTROLS   ________________________________________________________________   10

    ACCOUNTABILITY   ______________________________________________________   10

    BUDGETING   ___________________________________________________________   11

    TIME REPORTING   ______________________________________________________   11

    BILLING REVIEW   ______________________________________________________   12

    DISPUTE RESOLUTION     ________________________________________________   12

    SERVICE EVALUATIONS   _________________________________________________   12

    INTERNAL AUDIT REVIEW     _____________________________________________   13

EXHIBITS __________________________________________________________________


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                             POLICIES AND PROCEDURES
                                  (POST-MERGER)

OVERVIEW

        American Electric Power Service Corporation (AEPSC), a subsidiary service company of American Electric Power Company, Inc. (AEP), a registered holding company, provides administrative, management, engineering, construction, technical and support services pursuant to Sections 13 and 15 of the Public Utility Holding Company Act of 1935 (the Act) and Rules 80 through 94 promulgated under the Act by the Securities and Exchange Commission (the SEC). Such services are provided to AEP, the electric utility subsidiaries of AEP (collectively referred to as the Regulated Operating Companies) and their subsidiaries, and to non-regulated affiliates in the AEP System.

        AEPSC maintains an organization of employees who are experienced in management matters and operations of public utilities and related businesses, together with appropriate facilities and equipment. AEPSC provides its services under the terms of the Service Agreements it has filed with the SEC. All services provided to associate companies are billed "at cost" in accordance with Rules 90 and 91 under the Act. AEPSC also provides services to non-associate companies such as computer time-sharing. The revenue earned from non-associates offsets the cost AEPSC charges to its associate companies.

        As required by the SEC, AEPSC maintains a work order system for allocating and billing costs. Service IDs are used to identify the nature of the services performed. Billing allocations are performed in accordance with attribution bases approved by the SEC. The cost billed to associate companies by AEPSC is also identified using FERC account numbers. This provides the Regulated Operating Companies with enough detail to allow


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them to record the billed costs and to report on them as required by the Federal
Energy Regulatory Commission (the FERC).

WORK ORDER ACCOUNTING

        The SEC, in the Uniform System of Accounts it prescribes for mutual and subsidiary service companies, defines a work order system as "a system for the accumulation of service company cost on a job, project or functional basis. It includes schedules and worksheets used to account for charges billed to single and groups of associate and nonassociate companies." As a subsidiary service company, AEPSC accumulates work order costs (i.e., Service ID costs) using three transaction coding blocks also known as chartfields: Activity, Project ID and Benefiting Location. Each of the applicable chartfields is defined as follows:

         ACTIVITY - Work performed in support of a function, project or business process. Examples of defined activities are: "Respond to Customer Inquiries," "Process Payroll" and "Coordinate Federal Income Tax Returns & Reports."

         PROJECT ID - A planned undertaking with a set beginning date, a projected end date and an estimated cost to complete. Projects include construction and retirement work, R&D work, IT projects, non-regulated activities, special projects and other transactions.

         BENEFITING LOCATION - The location or area that benefits from the service (i.e., the activity or project) being performed. A benefiting location can define, among other things, a power plant, a generating unit at a power plant, or a region. Each benefiting


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         location further defines the company or group of companies applicable to the particular location or area. For example, benefiting location 482G applicable to Unit 3 at the Kammer plant pertains to Ohio Power Company while benefiting location 654T applicable to the Southern Transmission Region pertains to Kingsport Power Company, Appalachian Power Company and Kentucky Power Company.

Service IDs are derived by linking Activity and Benefiting Location. Service IDs can also be viewed on a project basis by linking Project ID and Benefiting Location.

        Service IDs are used to allocate costs to the appropriate associate and non-associate client companies. Each transaction recorded by AEPSC includes the chartfield codes needed to identify the applicable Service ID. AEPSC uses the following types of Service IDs:

         "DIRECT" SERVICE ID - A Direct Service ID is used when the service being provided benefits a single client company. The monthly cost accumulated for a Direct Service ID is billed 100 % to the company for which the service is being performed as designated by the assigned Benefiting Location.

         "SHARED" SERVICE ID - A Shared Service ID is used when the service being performed benefits two or more client companies. The monthly cost accumulated for a Shared Service ID is allocated and billed to the companies for which the service is being performed as designated by the assigned Benefiting Location. The AEPSC billing system uses specific company cost-causative allocation factors (i.e., attribution bases) that have been approved by the SEC to allocate the costs to the applicable companies. The allocation factors are used to derive a reasonable approximation of each company's activity level and proportion of service received. Each Shared


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         Service ID is assigned an Attribution Basis (i.e., an allocation factor or method) which is used in the billing process to determine the amount of cost to be billed to each company.

         "SCFRINGE" SERVICE ID - The SCFringe Service ID is used to accumulate the cost of labor overhead. Labor overhead includes, among other expenses, payroll taxes and employee benefits such as pension and medical expense. SCFringe is charged to client companies in proportion to the distribution of labor dollars. The cost of compensated absences such as vacation and holiday pay is also charged to client companies based on the distribution of labor dollars.

         "SCOCCUOH" OVERHEAD SERVICE ID - The SCOCCUOH Service ID is used to accumulate the cost of occupancy overhead related to office space (including rents, depreciation and property taxes), office furniture and equipment, mail service, cafeteria expenses, building maintenance and security, utilities and other occupancy-related expenses. Occupancy overhead is first charged to each department based on the square footage occupied by each department and then to client companies in proportion to the total costs charged by each department.

         "SCCRU" SERVICE ID - The SCCRU Service ID is used to accumulate computer-related cost. Computer-related cost includes the expense incurred to operate and maintain the mainframe computer and related PC networking. The monthly cost is allocated to Direct and Shared Service IDs based on computer resource usage (i.e., CRUs). From there the cost is allocated to client companies either directly or is shared based on the Attribution Basis attached to each Shared Service ID.


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         "COMPANY OVERHEAD" SERVICE ID - The Company Overhead Service ID (i.e.,
         Benefiting Location 61A, the designator for AEPSC) is used to identify the expenses incurred in support of AEPSC's overall operations. For example, the expenses incurred in processing the payroll for AEPSC's employees and in paying AEPSC's vendors are included in Company Overhead. Company overhead is allocated to client companies in proportion to the total cost charged to each company.

SERVICE REQUEST GUIDELINES

         Service requests fall into two major categories: Activity and Project ID. The Corporate Planning and Budgeting group in AEPSC processes all requests for adding or deleting Activities as part of its oversight of the budgeting process. The Corporate Accounting group in AEPSC processes all requests to open and close Project IDs. The Corporate Planning and Budgeting group must approve all requests for both Activities and Project IDs. Separate forms are used for requesting new Activities and new Project IDs.

ACTIVITY REQUEST CHANGE FORM

         The activity request change form requires the following information:

--------------------------------------------------------------------------------
Process Group                                    The requesting business
                                                 unit provides the name of the
                                                 high-level process group to
                                                 which the new activity is
                                                 related (e.g., "Generate
                                                 Energy").
--------------------------------------------------------------------------------
Major Process                                    The requesting business
                                                 unit provides the name of the
                                                 high-level major process to
                                                 which the new activity is
                                                 related (e.g., "Procure,
                                                 Produce & Deliver Fuel").
--------------------------------------------------------------------------------
Business Process                                 The requesting business unit
                                                 provides the name of the
                                                 high-level business process to
                                                 which the activity is related
                                                 (e.g., "Procure Coal").
--------------------------------------------------------------------------------
Activity Number                                  (Provided only when an existing
                                                 activity is being changed)
--------------------------------------------------------------------------------
Activity Title                                   The requesting business
                                                 unit provides the proposed name
                                                 of the new activity (e.g.,
                                                 "Develop Coal Delivery
                                                 Forecast").
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
Effective Date                                   The requesting business
                                                 unit recommends an effective
                                                 date for use of the new
                                                 activity.
--------------------------------------------------------------------------------
Source                                           The requesting business unit
                                                 provides the name of the
                                                 requesting unit.
--------------------------------------------------------------------------------
Location                                         The requesting business unit
                                                 indicates its business
                                                 location.
--------------------------------------------------------------------------------
Site Coordinator                                 The requesting business unit
                                                 provides the name of the site
                                                 coordinator for its business
                                                 location.
--------------------------------------------------------------------------------
Recommendation                                   The requesting business unit
                                                 selects the "Add Activity" menu
                                                 box and provides a description
                                                 of the new activity and related
                                                 tasks on page 2.
--------------------------------------------------------------------------------
Disposition                                      Corporate Planning and
                                                 Budgeting accepts or declines
                                                 each request.
--------------------------------------------------------------------------------


See EXHIBIT A for a copy of the Activity Request Change Form.

PROJECT ID REQUEST FORM

        The project id request form requires the following information:

--------------------------------------------------------------------------------
Requested By                                     Name of requestor. Electronic
                                                 requests are automatically
                                                 stamped with requestor's name,
                                                 date and time.
--------------------------------------------------------------------------------
Recommended Project Title                        The requesting business unit
                                                 provides the recommended
                                                 project title.
--------------------------------------------------------------------------------
Benefiting Location Code                         The requesting business unit
                                                 supplies the applicable
                                                 benefiting location code based
                                                 on the company or class of
                                                 companies that will benefit
                                                 from the project.
--------------------------------------------------------------------------------
Project Description                              The requesting business unit
                                                 supplies a description of the
                                                 project based on the nature and
                                                 scope of the project to be
                                                 performed.
--------------------------------------------------------------------------------
Recommended Attribution Basis                    The requesting business unit
                                                 supplies the recommended
                                                 attribution basis code for the
                                                 project. The attribution basis
                                                 code identifies the proposed
                                                 method of allocation for shared
                                                 projects. Projects that pertain
                                                 to a single company should be
                                                 assigned an attribution basis
                                                 code of "39, Direct".
--------------------------------------------------------------------------------
Estimated Duration of Work To Be
Performed                                        The requesting business unit
                                                 supplies the projected start
                                                 and end dates of the project
                                                 based on current estimates.
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
Estimated Total Cost To Be Incurred By           The requesting business unit
AEPSC                                            supplies the expected cost of
                                                 AEPSC's services if currently
                                                 known.
--------------------------------------------------------------------------------
Additional Remarks                               The requesting business unit
                                                 provides any special project or
                                                 accounting instructions related
                                                 to the project.
--------------------------------------------------------------------------------
Others To Be Notified When                       The requesting business unit
Request Is Approved                              provides a list of employees to
                                                 be notified when the Project ID
                                                 is opened for charges.
--------------------------------------------------------------------------------
Sponsoring Supervisor's Approval                 A sponsoring supervisor must
                                                 review and approve each
                                                 request.
--------------------------------------------------------------------------------
Other Reviewers                                  The Corporate Accounting and
                                                 Corporate Planning and
                                                 Budgeting groups must accept or
                                                 decline each request.
--------------------------------------------------------------------------------


See EXHIBIT B for a copy of the Project ID Request Form.

ATTRIBUTION BASES

        An SEC-approved attribution basis is assigned to each Shared Service ID. The attribution basis is the statistical factor, company-specific values and percentages used to allocate a Shared Service ID. An attribution basis is assigned according to the nature of the service performed. The requestor of a new Activity or new Project ID recommends the appropriate attribution basis since the requestor is most knowledgeable about the work that will be performed and the inherent cost drivers. All attribution basis selections are reviewed by the Corporate Accounting group for reasonableness.

       Any request to use an attribution basis not previously approved by the SEC is referred by Corporate Accounting to the Legal group for filing of a 60-day letter request with the SEC's Office of Public Utility Regulation. Filings with certain state commissions may also be required.


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        The attribution basis assigned to a Shared Service ID should be the most relevant cost-causative cost driver specifically applicable to the service being provided. An attribution basis consisting of a combination of allocation factors or a single general allocation factor may be used when a primary cost driver is not evident. Examples of appropriate attribution bases are captured in the following table:

--------------------------------------------------------------------------------

      ACTIVITY/SHARED SERVICE                          ATTRIBUTION BASIS

--------------------------------------------------------------------------------

243.  Respond to customer inquiries             16. Number of phone center calls

--------------------------------------------------------------------------------

340.     Process payroll                        09.  Number of employees

--------------------------------------------------------------------------------

656.  Coordinate Federal Income Tax             58.  Total assets
          returns and reports
--------------------------------------------------------------------------------

        An accounting administrator in the Corporate Accounting group has primary responsibility for ensuring that the attribution basis assigned to each Shared Service is relevant. Corporate Accounting is also responsible for ensuring that the company specific statistical values needed for each attribution basis are accurate and kept up to date as part of that group's overall responsibility for maintaining and operating the service corporation billing system.

CONTROLS

        Effective operation of the service corporation billing system is tied to AEP's overall system of internal controls. The more relevant controls and administrative procedures are


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discussed under the following sub-headings: Accountability, Budgeting, Time
Reporting, Billing Review, Dispute Resolution, Service Evaluations, and Internal Audit Review.

        The primary goal of these controls and procedures is threefold: (1) to encourage efficiency in operations and continuous improvement which gives AEPSC's clients the best possible service at the lowest possible cost; (2) to make certain that the billings are based on cost and approved allocation bases; and (3) to ensure there is no cross-subsidization of non-regulated operations by the Regulated Operating Companies or vice versa.

ACCOUNTABILITY

        All approved chartfield values and descriptions, including those related to Activity, Project ID and Benefiting Location, are maintained in an electronic database which can be accessed by employees from their workstations. The business units and process owners who approve and code transactions for processing through the AEPSC billing system are responsible for the final results. The monthly billings have to result in a fair and equitable allocation of cost among all client companies, regulated and non-regulated. Clients are only to be billed for the services and costs that pertain to them. Changes in facts and circumstances that affect the billing process must be addressed in a rapid and responsible manner. All employees will be well informed and trained to achieve these results within their areas of responsibility.

        The Corporate Planning and Budgeting group, along with Corporate Accounting, is responsible for assisting the business units and AEPSC's client companies in evaluating the monthly billing results on a company by company basis. Also, see "Billing Review" below.


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
BUDGETING

        Each year an annual budget is prepared for the services that will be provided by AEPSC during the next calendar year on a business group and Activity basis . The budget system generates monthly reports that compare actual cost against the budget. Results can be viewed by process group, major process, business process or by Activity, and by company. AEPSC's group managers and process owners are primarily responsible for analyzing and explaining the cost variances incurred while performing all corporate governance activities. AEPSC and its clients are jointly responsible for analyzing and explaining the cost variances incurred while performing all discretionary services.

        The annual budgets are consistent with and support AEP's corporate-wide strategic performance objectives. AEP's Board of Directors, with the assistance of executive management, approves the annual budgets for AEPSC, the Regulated Operating Companies, and all the other AEP affiliates (including AEP itself).

TIME REPORTING

         AEPSC uses a positive time reporting process whereby time records are prepared by or for each AEPSC employee, including every officer, for each reporting period. Survey-based time reporting and exception time reporting are not used. The appropriate group supervisor, or a designated delegate, is responsible for approving each time record. The reported hours and fractions of hours are priced at each employee's hourly rate for accumulating the cost applicable to each Service ID.

BILLING REVIEW

        Employees in the Corporate Planning and Budgeting group monitor and track the company-by-company amounts billed by AEPSC each month. These employees work


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with the Corporate Accounting group and the performing organizations to obtain explanations of any unusual monthly variances in the amounts billed. The services performed and the amounts billed are reviewed for accuracy on behalf of the Regulated Operating Companies and AEPSC's other affiliated clients. The performing organizations initiate all needed corrections and the Corporate Accounting group processes the corrections.

DISPUTE RESOLUTION

        In the event there appears to be an uncorrectable billing dispute with a Regulated Operating Company or any other AEPSC client, the sponsoring AEPSC service provider and representatives from the Regulated Operating Company or other client will meet to discuss the nature of the dispute and all proposed resolutions. Other internal experts may also be requested to participate as appropriate. If a resolution cannot be reached among the parties, the dispute will be referred to the Chief Financial Officer or another appropriate member of executive management.

SERVICE EVALUATIONS

        Customer input and a customer-oriented philosophy are necessary in order to keep AEPSC operating efficiently and at cost-competitive levels.

        Customer surveys are used to measure performance and customer satisfaction. The surveys, along with the budgeting process, seek customer input relative to the quantity, quality and value of the services being provided by AEPSC.

        All groups in AEPSC measure their performance against established performance objectives. Whenever feasible, and to the extent necessary, cost levels and business practices are benchmarked against other companies both within and outside the electric


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utility industry. The findings are used to establish new or modified performance objectives.

 INTERNAL AUDIT REVIEW

        The AEPSC Internal Audit group performs an audit of the AEPSC billing system at least every two years. The purpose of the audits is to examine the internal controls over the billing process and to ascertain that all billing allocations are being performed in accordance with the attribution bases approved by the SEC and in accordance with the Service Agreements AEPSC has with its associated clients.

EXHIBITS

         Exhibit A - Activity Request Change Form (2 pages)

         Exhibit B - AEPSC Project ID Request Form (2 pages)

         Exhibit C - Transaction Coding Block (2 pages)

         Exhibit D - Description of Services to be Provided with Related
                     Attribution Bases (8 pages)

         Exhibit E - Description of Attribution Bases (5 pages)


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                                                                       EXHIBIT A
                                                                         1 of 2

                          ACTIVITY REQUEST CHANGE FORM

Process Group __________________________________________________________________

Major Process __________________________________________________________________

Business Process _______________________________________________________________

Activity No. (Existing) ________________________________________________________

Activity Title _________________________________________________________________

Effective Date _________________________________________________________________

Source: ________________________________________________________________________

Location: ______________________________________________________________________

Site Coordinator: ______________________________________________________________


 = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =
Recommendation:

Add Activity (see page 2). . .   / /    Delete Activity. . . . . . . . . .  / /
Change Activity Name . . . . .   / /    Edit Activity Description. . . . .  / /
Add Tasks  . . . . . . . . . .   / /    Delete Tasks . . . . . . . . . . .  / /
Edit Tasks . . . . . . . . . .   / /    Output Measure Change. . . . . . .  / /
Cost Driver Change . . . . . .   / /    Move Activity. . . . . . . . . . .  / /
Question . . . . . . . . . . .   / /
= = = = = = = = = = = = = = =  = = = = = = = = = = = = = = = = = = = = = = = = =


Disposition :
                      Accept. . . . . . . . . . . . . . . . . . .   / /
                      Accept w/Modification . . . . . . . . . . .   / /
                      Decline . . . . . . . . . . . . . . . . . .   / /
                      Respond To Question . . . . . . . . . . . .   / /
                      Other: ____________________________

Explanation:



= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =
ABMS Review Team Member: _______________________________________________________
                        Date: ___________________________


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                                                                       EXHIBIT A
                                                                        2 of 2


                          ACTIVITY REQUEST CHANGE FORM
                              PAGE 2 - NEW ACTIVITY

Activity Title__________________________________________________________________

Activity Description:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Major Tasks:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


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                                                                     EXHIBIT B
                                                                       1 of 2



[AEP LOGO]                                          AEPSC PROJECT ID REQUEST


                                                       REQUESTED BY

RECOMMENDED TITLE:



RECOMMENDED TITLE:
ABMS PROJECT CODE (IF ANY):
BENEFITING LOCATION CODE:
                                   SELECT BY NAME:         SELECT BY NUMBER:


DESCRIPTION OF SERVICE(S)
TO BE RENDERED:


COMPANY(IES)/GENERATING PLANT(S) TO BE BENEFITED:



NOTE: The Benefiting Location is used to bill the cost of the Project ID to companies. If the Company(ies) / Generating Plant(s) benefited do not match the Company(ies) billed by the Benefiting Location, this Project ID request will be returned.

RECOMMENDED ATTRIBUTION BASIS CODE:



NOTE: See "Using This Database" for an explanation of how attribution bases are used.

ESTIMATED DURATION OF WORK TO BE PERFORMED:

                                   START:                        END:

ESTIMATED TOTAL COST TO BE INCURRED BY AEPSC:

ADDITIONAL REMARKS AND/OR FILE ATTACHMENTS:

OTHERS TO BE NOTIFIED WHEN REQUEST IS APPROVED:

ARE YOU THE ROLL GROUP SUPERVISOR FOR THIS REQUEST?     ___  YES    ___ NO

ROLL GROUP SUPERVISOR/FIRST APPROVER:


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                                                                     EXHIBIT B
                                                                       2 OF 2

SPONSORING ROLL GROUP SUPERVISOR

APPROVER 2 STATUS LIST:

APPROVER 3 STATUS LIST:

APPROVER 4 STATUS LIST:


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                                                                     EXHIBIT C
                                                                       1 OF 2


                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                            TRANSACTION CODING BLOCKS
                                  (Post-Merger)



     BUSINESS          AFFILIATE          ACCOUNT           ACTIVITY         BENEFITING           COST
       UNIT               CODE             NUMBER             CODE            LOCATION         COMPONENT


    DEPARTMENT         PROJECT ID        EQUIPMENT           STATE/         STATISTICAL         TRACKING
        ID                                 CLASS          JURISDICTION          CODE              CODE

Chartfields (i.e., coding blocks) are used to classify and accumulate transactions for financial and managerial accounting and reporting. Each chartfield is used for the following purposes:

BUSINESS UNIT-- Identifies the AEP System company for which the transaction is recorded. Each AEP System company is assigned a unique code. For example, Columbus Southern Power Company is Business Unit 10.

AFFILIATE CODE-- Identifies transactions conducted with an affiliate. The BUSINESS UNIT code of the affiliate is entered in this coding block, if applicable. The codes in this chartfield are used in preparing consolidated financial statements.

ACCOUNT NUMBER--Records the transaction in the appropriate balance sheet or income statement account. AEPSC's accounting conforms to the Uniform System of Accounts prescribed by the SEC for mutual and subsidiary service companies pursuant to the Public Utility Holding Company Act of 1935.

ACTIVITY CODE-- Connects the transaction to a defined work activity. Examples of defined work activities are: "Respond to Customer Inquires," "Process Payroll" and "Coordinate Federal Income Tax Returns & Reports."

BENEFITING LOCATION-- Identifies the location or area that benefits from the work (i.e., the activity or project) which is being performed. A benefiting location can define, among


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                                                                     EXHIBIT C
                                                                       2 OF 2


other things, a power plant, a generating unit at a power plant, or a region. Each benefiting location further defines the company or group of companies that operate in the

                      TRANSACTION CODING BLOCKS (CONTINUED)

particular location or area. For example, benefiting location 482G applicable to Unit 3 at the Kammer plant pertains to Ohio Power Company while benefiting location 654T applicable to the Southern Transmission Region pertains to Kingsport Power Company, Appalachian Power Company and Kentucky Power Company.

COST COMPONENT-- Relates the transaction to a specific type of cost such as labor, materials, or outside services.

DEPARTMENT ID-- Connects the transaction to the responsible organization for performance reporting purposes.

PROJECT ID-- Connects the transaction with a defined project, if applicable. A project is generally a planned undertaking with a set beginning date, a projected end date and an estimated cost to complete. Projects include construction and retirement work, R&D work, IT projects, non-regulated activities, and other special projects and transactions.

EQUIPMENT CLASS-- Identifies maintenance costs and transactions with the applicable equipment numbers or classes.

STATE/JURISDICTION--Classifies transactions for special reporting purposes largely related to tax and rate case matters. Valid values include, among other things, state abbreviations.

STATISTICAL CODE--Matches transactions with related input, output or other statistical measures such as kilowatt-hours. This is a required field for some revenue, purchased power, and common and preferred stock accounts. Statistical codes are also required for certain purchasing transactions.

TRACKING CODE--Sub-divides accounting transactions for cost tracking purposes. Among other things, the tracking code is used to track vehicle and building expenditures by vehicle number or building number.


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                                                                     EXHIBIT D
                                                                       1 OF 8


                    DESCRIPTION OF SERVICES TO BE PROVIDED BY
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                         WITH RELATED ATTRIBUTION BASES
                                  (Post-Merger)


DESCRIPTION OF SERVICES

A description of services to be provided by American Electric Power Service Corporation is presented in the following table. To the maximum extent possible, costs will be directly assigned to the benefiting company. The costs of providing services of a general nature that cannot be directly assigned or distributed to a specific client are allocated using the Attribution Bases noted in the table below or by using other Attribution Bases approved by the SEC as appropriate for the services performed. An attribution basis of "Direct" is used for all costs that can be directly assigned to a specific client.

TABLE

EVP CORPORATE DEVELOPMENT

-        Corporate Development and Mergers and Acquisitions

         Description: Coordinates mergers and acquisitions and integrates new operations.

         Attribution Bases: Direct.

-        AEP Communications

         Description: Provides fiber and wireless communications services and energy management services.

         Attribution Bases: Direct

-        New Ventures

         Description: Invests in new ventures, including selected new technology companies, which will support the strategic plan of AEP.

         Attribution Bases: Direct.


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                                                                     EXHIBIT D
                                                                      2 OF 8


-        Business Development

         Description: Conducts business development coordination activities related to corporate development.

         Attribution Bases: Direct.

-        Financial and Accounting - Corporate Development

         Description: Provides specialized accounting, tax and other financial services related to corporate development.

         Attribution Bases: Direct, and Total Assets.

-        European Development

         Description: Provides business development services in the United Kingdom and Europe.

         Attribution Bases: Direct.

-        Asia Pacific Development

         Description: Provides business development services in the Asia-Pacific region.

         Attribution Bases: Direct.

-        Latin American Development

         Description: Provides business development services in Latin America.

         Attribution Bases: Direct.

EVP LEGAL, POLICY AND CORPORATE COMMUNICATIONS

-        Legal

         Description: Performs legal services related to contracts, litigation, claims, and regulatory and other business matters.

         Attribution Bases: Direct, Peak Load/Avg. # Customers/KWH Sales Combination, Total Assets, Total AEPSC Bill Dollars, and Total Fixed Assets.

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                                                                     EXHIBIT D
                                                                      3 OF 8

-        Public Policy

         Description: Development and coordination of communications on public policy issues.

         Attribution Bases: Direct, Total Assets, and Total AEPSC Bill Dollars.

-        Governmental Affairs

         Description: Provides customer supporting services relating to customer service and restructuring activities at the state level.

         Attribution Bases: Direct, Number of Electric Retail Customers, and Total Assets.

-        Corporate Communications

         Description: Coordinates internal and external communications and media relations.

         Attribution Bases: Direct, Number of Employees, total Assets, and Total AEPSC Bill Dollars.

-        Environmental Affairs

         Description: Coordinates all environmental affairs activities.

         Attribution Bases: Direct, Peak Load/Avg. # Customers/KWH Sales Combination, and Total Assets.

EVP FINANCE AND ANALYSIS

-        Controller

         Description: Provides accounting services and prepares financial, statistical and regulatory reports; including corporate accounting.

         Attribution Bases: Direct, Number of GL Transactions, Number of Stores Transactions, Number of Invoice Payments, Past 3 Mos. MMBTU's Burned, Total Assets, Total Fixed assets, and Total Gross Utility Plant.

-        Tax

         Description: Provides tax research, consultation and compliance services at the state and Federal levels.

         Attribution Bases:  Direct, and Total Assets.



                                       23
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                                                                     EXHIBIT D
                                                                       4 OF 8

-        Internal Audits

         Description: Provides internal audit services, including periodic audits of service company billing system.

         Attribution Bases: Direct, Number of Employees, and Total Assets.

-        Treasurer

         Description: Performs cash management, financing and investing activities.

         Attribution Bases: Direct, Number of Bank Accounts, Total Assets, Total AEPSC Bill Dollars, and Total Fixed Assets.

-        Risk Management

         Description: Arranges insurance coverage and coordinates and implements risk management policies.

         Attribution Bases: Direct, Total Assets, and Total Fixed Assets.

-        Strategic Analysis

         Description: Provides strategic planning services.

         Attribution Bases: Direct, and Total Assets.

-        Corporate Planning and Budgeting

         Description: Provides budgeting and forecasting services, financial analysis and service company billing oversight.

         Attribution Bases: Direct, and Total Assets.

EVP NORTH AMERICAN ENERGY DELIVERY

-        Transmission

         Description: Provides project management, design and development of construction projects, drafting and engineering services, contract administration, development of standards associated with the evaluation of materials related to electric transmission systems, forestry services, and impact studies.

                                       24
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                                                                    EXHIBIT D
                                                                      5 OF 8


         Attribution Bases: Direct, Number of Transmission Pole Miles, and Level of Construction - Transmission.

-        Distribution

         Description: Provides mapping services, project management, design and development of construction projects, drafting and engineering services, contract administration, forestry services, and administrative and planning services.

         Attribution Bases: Direct, Number of Electric retail Customers, Level of Construction - Distribution, and Peak Load/Avg. # Customers/KWH Sales Combination.

-        Customer Interface

         Description: Prints and mails customer bills and other required mailings for electric service customers. Also provides support services for the customer information system, remittance processing, power billing, credit and collections, customer accounting and customer call centers.

         Attribution Bases: Direct Number of CIS Customer Mailings, Number of electric retail Customers, Number of Phone Center Calls, and Number of Remittance Items.

-        Regulatory, Planning and Budgeting

         Description: Coordinates all state regulatory activities through the use of state regulatory offices that have centralized and regional support. This service includes oversight of all regulatory filings, including restructuring filings that are mandated from time-to-time in the various states. This service also includes planning and budgeting for the North American Energy Delivery function.

         Attribution Bases: Direct, Total assets, Past 3 Mos. MMBTU's Burned.

-        Customer and Community Service

         Description: Coordinates a targeted customer and community relations strategy that includes economic development, new service coordination and other community relations activities.

         Attribution Bases: Direct, Number of Electric Retail Customers, Peak Load/Avg. # Customers/KWH Sales Combination, and Total AEPSC Bill Dollars.

-        Supply Chain - North American Energy Delivery


                                       25
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                                                                       EXHIBIT D
                                                                          6 OF 8

         Description: Provides procurement and supply chain management services related to energy delivery.

         Attribution Bases: Direct, Number of Stores Transactions, and Number of Purchase Orders Written.

EVP WHOLESALE/ENERGY SERVICES

-        Trading

         Description: Provides electric, gas, coal and ancillary energy product trading services and optimizes physical generation and transportation assets against commodity markets.

         Attribution Bases: Direct, MW Generation Capability, and Past 3 Mos. MMBTU's Burned (Coal Only).

-        Marketing and Business Origination

         Description: Originates term business with non-trading counterparts, such as municipals and cooperatives.

         Attribution Bases: Direct, and MW Generating Capability.

-        Operations and Technical Services

         Description: Operates and maintains the AEP generating, mining and transportation assets. This group also provides engineering and other technical services for AEP assets as well as third party customers.

         Attribution Bases: Direct, Coal Company Combination, Fossil Plant Combination, Level of Construction - Production, MW Generating Capability, MWH's Generated, Past 3 Mos. MMBTU's Burned (All Fuels. Coal Only, Gas Type only, Oil Type Only, and Solid Fuels Only), Peak Load/Avg. # Customers/KWH Sales Combination, and Tons of Fuel Acquired.

-        Administration

         Description: Provides administrative support and specialized accounting services related to wholesale and energy services.

         Attribution Bases: Direct, Coal Company Combination, MWH's Generated, and Tons of Fuel Acquired.

-        AEP Global Wholesale Development


                                       26
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                                                                     EXHIBIT D
                                                                       7 OF 8


         Description: Provides generation asset development services, as well as related energy asset development.

         Attribution Bases: Direct, MW Generating Capability, and Past 3 Mos. MMBTU's burned.

-        Analysis

         Description: Performs market analysis and forward price curve projections. This service also includes economic analysis to support capital budgeting and operational decisions.

         Attribution Bases: Direct, Fossil Plant Combination, Level of Construction - Production, MW Generating Capability, and Peak Load/Avg. # Customers/KWH Sales Combination.

-        Europe

         Description: Provides electric and gas trading services in the United Kingdom and Europe.

         Attribution Basis: Direct.

-        Energy Services

         Description: Markets energy-related products and services to commercial and small industrial customers.

         Attribution Bases: Direct, Number of Commercial Customers, and Number of Industrial Customers.

-        Business System and Operations

         Description: Supports and maintains business information systems related to wholesale and energy service.

         Attribution Bases: Direct, and MW Generating Capability.

-        Business Development

         Description: Performs analysis of business development and marketing of energy and energy-related products.

         Attribution Bases: Direct, and Number of Electric Retail Customers.



                                       27
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                                                                     EXHIBIT D
                                                                       8 OF 8


-        Supply Chain - Wholesale/Energy Services

         Description: Provides procurement and supply chain management services related to wholesale and energy services.

         Attribution Bases: Direct, Number of Stores Transactions, and Number of Purchase Orders Written.

EVP SHARED SERVICES

-        Human Resources

         Description: Provides administrative and coordination of the employees benefit plans, labor relations, certain employee management training, centralized processing of medical benefit claims, and human resources management.

         Attribution Bases: Direct, and Number of Employees.

-        Information Technology

         Description: Provides information processing, electric customer billing support, application development, client computing and technical software support.

         Attribution Bases: Direct, Number of electric Retail Customers, Number of Employees, and Number of Help Desk Calls.

-        Supply Chain

         Description: Provides general procurement and supply chain management services.

         Attribution Bases: Direct, Number of Purchase Orders Written, and Number of Stores Transactions.

-        General Services

         Description: Provides various corporate services, including travel services, land management, facilities management, fleet management and equipment services.

         Attribution Bases: Direct, Number of Employees, Number of Travel Transactions, Number of Vehicles, and Total Fixed Assets.

                                                                    EXHIBIT E
                                                                     1 of 5


                        DESCRIPTION OF ATTRIBUTION BASES
                                  (Post-Merger)


         DESCRIPTION OF ATTRIBUTION BASES

         The Attribution Bases described in the following table will be used to allocate and bill for the services rendered by American Electric Power Service Corporation.

         TABLE

       TITLE                                            CALCULATION DESCRIPTION
------------------------------------------------------------------------------------------------------------------
    1 NUMBER OF BANK ACCOUNTS                    Number of Bank Accounts Per Company
                                                 Total Number of Bank Accounts

    2 NUMBER OF CALL CENTER TELEPHONES           Number of Call Center Telephones Per Company
                                                 Total Number of Call Center Telephones

    3 NUMBER OF CELL PHONES / PAGERS             Number of Cell Phones/Pagers Per Company
                                                 Total Number of Cell Phones/Pagers

    4 NUMBER OF CHECKS PRINTED                   Number of Checks Printed Per Company Per Month
                                                 Total Number of Checks Printed Per Month

    5 NUMBER OF CIS CUSTOMER MAILINGS            Number of Customer Information System (CIS) Customer Mailings Per
                                                 Company
                                                 Total Number of CIS Customer Mailings

    6 NUMBER OF COMMERCIAL CUSTOMERS             Number of Commercial Customers Per Company
                                                 Total Number of Commercial Customers

    7 NUMBER OF CREDIT CARDS                     Number of Credit Cards Per Company
                                                 Total Number of Credit Cards

    8 NUMBER OF ELECTRIC RETAIL CUSTOMERS        Number of Electric Retail Customers Per Company
                                                 Total Number of Electric Retail Customers

    9 NUMBER OF EMPLOYEES                        Number of Full-Time and Part-Time Employees Per Company
                                                 Total Number of Full-Time and Part-Time Employees

   10 NUMBER OF GENERATING PLANT EMPLOYEES       Number of Generating Plant Employees Per Company
                                                 Total Number of Generating Plant Employees

   11 NUMBER OF GL TRANSACTIONS                  Number of General Ledger (GL) Transactions Per Company
                                                 Total Number of GL Transactions

   12 NUMBER OF HELP DESK CALLS                  Number of Help Desk Calls Per Company
                                                 Total Number of Help Desk Calls

   13 NUMBER OF INDUSTRIAL CUSTOMERS             Number of Industrial Customers per Company
                                                 Total Number of Industrial Customers

                                       29
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                                                                    EXHIBIT E
                                                                     2 of 5


   14 NUMBER OF JCA TRANSACTIONS                 Number of Lines of Accounting Distribution on Job Cost Accounting (JCA)
                                                 Sub-System Per Company
                                                 Total Number of Lines of Accounting Distribution on JCA Sub-System

   15 NUMBER OF NON-UMWA EMPLOYEES               Number of Non-UMWA or All Non-Union Employees Per Company
                                                 Total Number of Non-UMWA or All Non-Union Employees

   16 NUMBER OF PHONE CENTER CALLS               Number of Phone Calls Per Phone Center Per Company
                                                 Total Number of Phone Center Phone Calls

   17 NUMBER OF PURCHASE ORDERS WRITTEN          Number of Purchase Orders Written Per Company
                                                 Total Number of Purchase Orders Written

   18 NUMBER OF RADIOS                           Number of Radios (Base/Mobile/Handheld) Per Company
      (BASE/MOBILE/HANDHELD)                     Total Number of Radios (Base/Mobile/Handheld)

   19 NUMBER OF RAILCARS                         Number of Railcars Per Company
                                                 Total Number of Railcars

   20 NUMBER OF REMITTANCE ITEMS                 Number of Electric Bill Payments Processed Per Company Per Month
                                                 (non-lockbox)
                                                 Total Number of Electric Bill Payments Processed Per Month (non-lockbox)

   21 NUMBER OF REMOTE TERMINAL UNITS            Number of Remote Terminal Units Per Company
                                                 Total Number of Remote Terminal Units

   22 NUMBER OF RENTED WATER HEATERS             Number of Rented Water Heaters Per Company
                                                 Total Number of Rented Water Heaters

   23 NUMBER OF RESIDENTIAL CUSTOMERS            Number of Residential Customers Per Company
                                                 Total Number of Residential Customers

   24 NUMBER OF ROUTERS                          Number of Routers Per Company
                                                 Total Number of Routers

   25 NUMBER OF SERVERS                          Number of Servers Per Company
                                                 Total Number of Servers

   26 NUMBER OF STORES TRANSACTIONS              Number of Stores Transactions Per Company
                                                 Total Number of Stores Transactions

   27 NUMBER OF TELEPHONES                       Number of Telephones Per Company (Includes all phone lines)
                                                 Total Number of Telephones (includes all phone lines)

   28 NUMBER OF TRANSMISSION POLE MILES          Number of Transmission Pole Miles Per Company
                                                 Total Number of Transmission Pole Miles

   29 NUMBER OF TRANSTEXT CUSTOMERS              Number of Expected Transtext Customers Per Company
                                                 Total Number of Expected Transtext Customers

   30 NUMBER OF TRAVEL TRANSACTIONS              Number of Travel Transactions Per Company Per Month
                                                 Total Number of Travel Transactions Per Month

   31 NUMBER OF VEHICLES                         Number of Vehicles Per Company (Includes Fleet and Pool Cars)
                                                 Total Number of Vehicles Per Company (Includes Fleet and Pool Cars)

   32 NUMBER OF VENDOR INVOICE PAYMENTS          Number of Vendor Invoice Payments Per Company Per Month
                                                 Total Number of Vendor Invoice Payments Per Month



                                       30
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                                                                    EXHIBIT E
                                                                     3 of 5


   33 NUMBER OF WORKSTATIONS                     Number of Workstations (PCs) Per Company
                                                 Total Number of Workstations (PCs)

   34 ACTIVE OWNED OR LEASED COMMUNICATION       Number of Active Owned/Leased Communication Channels Per Company
      CHANNELS                                   Total Number of Active Owned/Leased Communication Channels

   35 AVG PEAK LOAD FOR PAST THREE               Average Peak Load for Past Three Years Per Company
      YEARS                                      Total of Average Peak Load for Past Three Years

   36 COAL COMPANY COMBINATION                   The Sum of Each Coal Company's Gross Payroll, Original Cost of Fixed
                                                 Assets Original Cost of Leased Assets, and Gross Revenues for Last
                                                 Twelve Months
                                                 The Sum of the Same Factors for All Coal Companies

   37 AEPSC PAST 3 MONTHS TOTAL BILL             AEPSC Past Three Months Total Bill Dollars Per Company
      DOLLARS                                    Total AEPSC Past Three Months Bill Dollars

   38 AEPSC PRIOR MONTH TOTAL BILL               AEPSC Prior Month Total Bill Dollars Per Company
      DOLLARS                                    AEPSC Total Prior Month Bill Dollars

   39 DIRECT                                     100% to One Company

   40 EQUAL SHARE RATIO                          One (1)
                                                 Total Number of Companies

   41 FOSSIL PLANT COMBINATION                   The Sum of (a) the Percentage Derived by Dividing the Total Megawatt
                                                 Capability of All Fossil Generating Plants Per Company by the Total
                                                 Megawatt Capability of All Fossil Generating Plants and (b) the
                                                 Percentage Derived by Dividing the Total Scheduled Maintenance Outages
                                                 of All Fossil Generating Plants Per Company For the Last Three Years by
                                                 the Total Scheduled Maintenance of All Fossil Generating Plants During
                                                 the Same Three Years
                                                 Two (2)

   42 FUNCTIONAL DEPARTMENT'S PAST 3 MONTHS      Functional Department's Past 3 Months Total Bill Dollars Per Company
      TOTAL BILL DOLLARS                         Total Functional Department's Past 3 Months Total Bill Dollars

   43 KWH SALES                                  KWH Sales Per Company
                                                 Total KWH Sales

   44 LEVEL OF CONSTRUCTION - DISTRIBUTION       Construction Expenditures for All Distribution Plant Accounts Except
                                                 Land and Land Rights, Services, Meters and Leased Property on Customers
                                                 Premises, and Exclusive of Construction Expenditures Accumulated on
                                                 Direct Work Orders for Which Charges by AEPSC Are Being Made
                                                 Separately, Per Company During the Last Twelve Months
                                                 Total of the Same for All Companies

   45 LEVEL OF CONSTRUCTION - PRODUCTION         Construction Expenditures for All Production Plant Accounts Except Land and Land
                                                 Rights, Nuclear Accounts, and Exclusive of Construction Expenditures Accumulated on
                                                 Direct Work Orders for Which Charges by AEPSC are Being Made Separately, Per
                                                 Company During the Last Twelve Months
                                                 Total of the Same for All Companies

   46 LEVEL OF CONSTRUCTION-                     Construction Expenditures for All Transmission Plant Accounts Except Land
      TRANSMISSION                               and Land Rights and Exclusive of Construction Expenditures Accumulated on
                                                 Direct Work Orders for Which Charges by AEPSC are Being Made Separately, Per
                                                 Company During the Last Twelve Months
                                                 Total of the Same for All Companies

                                       31
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                                                                    EXHIBIT E
                                                                     4 of 5

   47 LEVEL OF CONSTRUCTION-TOTAL                Construction Expenditures for Plant Accounts Except Land and Land
                                                 Rights, Line Transformers Services, Meters and Leased Property on
                                                 Customers' Premises; and the Following General Plant Accounts:
                                                 Structures and Improvements, Shop Equipment, Laboratory Equipment and
                                                 Communication Equipment; And Exclusive of Construction Expenditures
                                                 Accumulated on Direct Work Orders for Which Charges by AEPSC are Being
                                                 Made Separately, Per Company During the Last Twelve Months
                                                 Total of the Same for All Companies

   48 MW GENERATING CAPABILITY                   MW Generating Capability Per Company
                                                 Total MW Generating Capability

   49 MWH'S GENERATED                            Number of MWH's Generated Per Company
                                                 Total Number of MWH's Generated

   50 CURRENT YEAR BUDGETED SALARY               Current Year Budgeted AEPSC Payroll Dollars Billed Per Company
      DOLLARS                                    Total Current Year Budgeted AEPSC Payroll Dollars Billed

   51 PAST 3 MO. MMBTU'S BURNED (ALL FUEL        Past Three Months MMBTU's Burned Per Company (All Fuel Types)
      TYPES)                                     Total Past Three Months MMBTU's Burned (All Fuel Types)

   52 PAST 3 MO. MMBTU'S BURNED (COAL            Past Three Months MMBTU's Burned Per Company (Coal Only)
      ONLY)                                      Total Past Three Months MMBTU's Burned (Coal Only)

   53 PAST 3 MO. MMBTU'S BURNED (GAS TYPE        Past Three Months MMBTU's Burned Per Company (Gas Type Only)
      ONLY)                                      Total Past Three Months MMBTU's Burned (Gas Type Only)

   54 PAST 3 MO. MMBTU'S BURNED (OIL TYPE        Past Three Months MMBTU's Burned Per Company (Oil Type Only)
      ONLY)                                      Total Past Three Months MMBTU's Burned (Oil Type Only)

   55 PAST 3 MO. MMBTU'S BURNED (SOLID FUELS     Past Three Months MMBTU's Burned Per Company (Solid Fuels Only)
      ONLY)                                      Total Past Three Months MMBTU's Burned (Solid Fuels Only)

   56 PEAK LOAD/AVG # CUST/KWH SALES             Average of Peak Load, # of Retail Customers, and KWH Sales to Retail
      COMBINATION                                Customers Per Company
                                                 Total of Average of Peak Load, # of Retail Customers, and KWH Sales to
                                                 Retail Customers

   57 TONS OF FUEL ACQUIRED                      Number of Tons of Fuel Acquired Per Company
                                                 Total Number of Tons of Fuel Acquired

   58 TOTAL ASSETS                               Total Assets Amount Per Company
                                                 Total Assets Amount

   59 TOTAL ASSETS LESS NUCLEAR PLANT            Total Assets Amount Less Nuclear Assets Per Company
                                                 Total Assets Amount Less Nuclear Assets

   60 TOTAL AEPSC BILL DOLLARS LESS INTEREST     Total AEPSC Bill Dollars Less Interest and/or Income Taxes and/or Other
      AND/OR INCOME TAXES AND/OR OTHER           Indirect Costs Per Company
      INDIRECT COSTS                             Total AEPSC Bill Dollars Less Interest and/or Income Taxes
                                                 and/or Other Indirect Costs

   61 TOTAL FIXED ASSETS                         Total Fixed Assets Amount Per Company
                                                 Total Fixed Assets Amount

   62 TOTAL GROSS REVENUE                        Total Gross Revenue Last Twelve Months Per Company
                                                 Total Gross Revenue Last Twelve Months



                                       32
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                                                                    EXHIBIT E
                                                                     5 of 5

   63 TOTAL GROSS UTILITY PLANT                  Total Gross Utility Plant Amount Per Company (Including CWIP)
      (INCLUDING CWIP)                           Total Gross Utility Plant Amount (Including CWIP)

   64 TOTAL PEAK LOAD (PRIOR YEAR)               Total Peak Load for Prior Year Per Company
                                                 Total Peak Load for Prior Year

                                       33